Exhibit 10.3

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 29, 2018, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and INVITAE CORPORATION, a Delaware corporation (“Invitae”), PATIENTCROSSROADS, INC., a California corporation (“Patientcrossroads”), GOOD START GENETICS, INC., a Delaware corporation (“Good Start”), OMMDOM INC., a Delaware corporation (“Ommdom”), COMBIMATRIX CORPORATION, a Delaware corporation (“CombiMatrix”) and COMBIMATRIX MOLECULAR DIAGNOSTICS, INC., a California corporation (“CombiMatrix Diagnostics” and, together with Invitae, Patientcrossroads, Good Start, Ommdom and CombiMatrix, individually and collectively, jointly and severally, “Borrower”), each with offices located at 1400 16th Street, San Francisco, CA 94103.

RECITALS

A.    Collateral Agent, Lenders and Existing Borrower have entered into that certain Loan and Security Agreement dated as of March 15, 2017 (as amended from time to time, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.    Borrower acknowledges that Borrower is currently in default of the Loan Agreement for failing to comply with certain provisions of the Loan Agreement as set forth on Schedule A hereto as of the deadlines or time periods identified on said Schedule A and such failure to comply constitutes Events of Default (each of the defaults set forth, collectively, the “Waived Defaults”).

C.    Borrower has requested that Collateral Agent and the Lenders waive their rights and remedies against Borrower, limited specifically to the Waived Defaults. Although neither Collateral Agent nor the Lenders are under any obligation to do so, Collateral Agent and the Lenders are willing to not exercise their rights and remedies against Borrower related to the specific Waived Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

D.    Borrower has further requested that Collateral Agent and Lenders make certain other revisions to the Loan Agreement as more fully set forth herein.

E.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Waiver of Defaults. Collateral Agent and the Lenders hereby waive filing any legal action or instituting or enforcing any rights and remedies they may have against Borrower with respect to the Waived Defaults. Collateral Agent’s and the Lenders’ waiver of Borrower’s compliance with Sections 6.2(b), 6.6(b), 6.9, 6.11, 7.1 and 7.7(b) shall apply only respect with Borrower’s failure to do so as of the Second Amendment Effective Date. Accordingly, hereinafter, Borrower shall be in compliance with such sections. Collateral Agent’s and the Lenders’ agreement to waive the Waived Defaults (a) in no way shall be deemed an agreement by Collateral Agent or the Lenders to waive Borrower’s compliance with the above-referenced sections as of all other dates, and (b) shall not limit or impair Collateral Agent’s or the Lenders’ right to demand strict performance of such sections as of all other dates.

3.    Amendment to Loan Agreement.

3.1    Section 2.5(f) (Fees). Section 2.5(f) of the Loan Agreement hereby is amended and restated as follows:

“(f)    Non-Utilization Fee. The Non-Utilization Fee, which will be fully-earned if the Third Draw Period commences, when due hereunder, to be shared between the Lenders pursuant to their respective Term C Loan Commitment Percentages. The term “Non-Utilization Fee” means a nonrefundable fee, in an amount equal to (i) the difference between Twenty Million Dollars ($20,000,000.00) and the original principal amount of the Term C Loan multiplied by (ii) one percent (1.0%), and due on the earlier to occur of (a) December 31, 2018 and (b) the occurrence of an Event of Default (other than a Waived Default) (as defined in the Second Amendment)); provided, however, no fee shall be due and payable if the original principal amount of the Term C Loans is Twenty Million Dollars ($20,000,000.00). For the avoidance of doubt, the Non-Utilization Fee shall be an amount equal to Two Hundred Thousand Dollars ($200,000.00) if no Term C Loan is made during the Third Draw Period.”

3.2    Section 2.5(g) (Fees). New Section 2.5(g) is hereby added to the end of Section 2.5 of the Loan Agreement as follows:

“(g)    Second Amendment Fee. A fully earned, non-refundable amendment fee of Two Hundred Thousand Dollars ($200,000.00) (the “Second Amendment Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages due and payable on the Second Amendment Effective Date and the Lenders are authorized to debit (or ACH) the Second Amendment Fee from any deposit account maintained by Borrower, including the Designated Deposit Account.”

3.3    Section 6.2(b) (Financial Statements, Reports, Certificates). Section 6.2(b) of the Loan Agreement hereby is amended and restated as follows:

“(b)    No later than thirty (30) days after the last day of each month, deliver to each Lender, (i) a duly completed Compliance Certificate signed by a Responsible Officer or the Corporate Controller or Chief Accounting Officer of Borrower and (ii) a financial “Dashboard” report which shall include unrestricted cash and cash equivalents, marketable securities, revenue for the reporting month and year-to-date revenue.”

3.4    Section 6.6(a) (Operating Accounts). Section 6.6(a) of the Loan Agreement hereby is amended and restated as follows:

“(a)    Maintain all of Borrower’s and its Subsidiaries’ Collateral Accounts in accounts which are subject to a Control Agreement in favor of Collateral Agent. Notwithstanding the above, Borrower shall be permitted to maintain (i) the SVB Cash Collateral Accounts at Silicon Valley Bank provided that the aggregate balance in such accounts does not exceed Six Million Dollars ($6,000,000.00) at any time, (ii) the Western Alliance Bank Cash Collateral Account, and (iii) the Bank of America Collection Collateral Account (provided that (x) the daily sweep of such account remains turned on at all times, (y) all amounts received in such account are directed to an account which is subject to a Control Agreement in favor of Collateral Agent, and (z) if Good Start has uncollected legacy accounts receivable as of December 31, 2018 that may be collected in such account, then Borrower shall, by no later than January 31, 2019 either (I) deliver a duly executed Control Agreement in favor of Collateral Agent for such account, or (II) deliver evidence to Collateral Agent that such account has been closed.”

3.5    Section 6.6(b) (Operating Accounts). The last sentence of Section 6.6(b) of the Loan Agreement hereby is amended and restated as follows:

“The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates, (ii) the SVB Cash Collateral Accounts, (iii) the Western Alliance Bank Cash Collateral Account, and (iv) until January 31, 2019, the Bank of America Collection Collateral Account.”

3.6    Section 6.11 (Landlord Waivers; Bailee Waivers). Section 6.11 of the Loan Agreement hereby is amended and restated as follows:

“6.11    Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary will first receive the written consent of Collateral Agent and, in the event that the new location is the chief executive office of the Borrower or such Subsidiary or the Collateral at any such new location is valued in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be; provided however that Borrower shall not be required to deliver a landlord waiver for Borrower’s leased locations at (i) 1701 N Market St., Suite 445, Dallas, Texas so long as no property of Borrower is moved to that location after the Second Amendment Effective Date and (ii) 300 Goddard, Suites 100 and 150, Irvine, California so long as such location is not the chief executive office of Borrower or any Subsidiary and/or the value of the Collateral at such location is not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).”

3.7    Section 13 (Definitions). The following terms and their definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is, May 1, 2019; provided that, if Borrower (i) remains in compliance with the Performance to Plan; Accessioned Test Volumes and Revenues covenant, as provided in Section 6.10 hereof, through the March 31, 2019 testing date and (ii) no Event of Default (other than a Waived Default) has occurred, then the Amortization Date shall be May 1, 2020.

“Bank of America Collection Collateral Account” means account number ending in 2261 held at Bank of America, existing as of the Second Amendment Effective Date, maintained for the collection of legacy accounts receivable of Good Start.

“Permitted Investments” are:

(a)    Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b)    (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)    Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest;

(e)    Investments in connection with Transfers permitted by Section 7.1;

(f)    Investments by Borrower in Invitae Canada, Inc. not to exceed One Hundred Thousand ($100,000.00) in the aggregate in any fiscal year;

(g)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(j)    non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(k)    non-cash Investments in connection with Permitted Acquisitions; and

(l)    Investments by Borrower in KEW, Inc. pursuant to the terms of that certain License and Services Agreement dated as of March 15, 2018 between Invitae Corporation and KEW, Inc. not to exceed Five Million Four Hundred Thousand Dollars ($5,400,000.00) in the aggregate in each fiscal year.

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and among Collateral Agent, Borrower and the Lenders.

“Second Amendment Effective Date” means June 29, 2018.

“Second Amendment Fee” is defined in Section 2.5(g) hereof.

“SVB Bank Services” means (i) that certain letter of credit issued by Silicon Valley Bank naming Borrower as beneficiary in the face amount of Fifty-Two Thousand Six Hundred Thirty-Eight and 75/100 Dollars ($52,638.75), dated as of May 1, 2015, (ii) that certain letter of credit issued by Silicon Valley Bank naming Borrower as beneficiary in the face amount of Four Million Six Hundred Forty-Four Thousand Five Hundred Eighty-Five Dollars ($4,644,585.00), dated as of September 10, 2015, (iii) that certain corporate credit card issued by Silicon Valley Bank in favor of Borrower in the face amount of Three Hundred Thousand Dollars ($300,000.00), dated as of September 11, 2012, (iv) that certain letter of credit issued by Silicon Valley Bank naming Borrower as beneficiary in the face amount of Nine Thousand Dollars ($9,000.00), dated as of September 30, 2011, (v) that certain letter of credit issued by Silicon Valley Bank naming Borrower as beneficiary in the face amount of One Hundred Sixty-Seven Thousand Five Hundred Ninety-Four and 70/100 Dollars ($167,594.70), dated as of December 12, 2010, and (vi) that certain letter of credit issued by Silicon Valley Bank naming Borrower as beneficiary in the face amount of One Hundred Eighty-Five Thousand Dollars ($185,000.00), dated as of October 3, 2012.

“SVB Cash Collateral Accounts” means (i) account number ending in 4838 held at Silicon Valley Bank securing Borrower’s obligations with respect to a letter of credit under the SVB Bank Services, (ii) account number ending in 6141 held at Silicon Valley Bank securing Borrower’s obligations with respect to a letter of credit under the SVB Bank Services, (iii) account number ending in 1460 held at Silicon Valley Bank securing Borrower’s obligations with respect to the corporate credit card(s) under the SVB Bank Services, (iv) account number ending in 259 held at Silicon Valley Bank securing Borrower’s obligations with respect to a letter of credit under the SVB Bank Services, (v) account number ending in 7412 securing Borrower’s obligations with respect to a letter of credit under the SVB Bank Services, and (vi) account number ending in 7675 held at Silicon Valley Bank securing Borrower’s obligations with respect to merchant credit card(s) under the SVB Bank Services, with an aggregate balance of all accounts provided for in (i) through (vi) hereof not to exceed Six Million Dollars ($6,000,000.00).

“Third Draw Period” is the period commencing on April 2, 2018 and ending on the earlier of (i) June 29, 2018 (the “Clause (i) Date”); provided, however, that (A) if Borrower has maintained compliance with Section 6.10 hereof through June 30, 2018, then the Clause (i) Date shall be extended to September 30, 2018 upon delivery of proof of compliance through June 30, 2018 satisfactory to the Lenders, and (B) unless a Term C Loan has already been made, if Borrower has maintained compliance with Section 6.10 hereof through September 30, 2018, then the Clause (i) Date shall be extended to December 31, 2018 upon delivery of proof of compliance through September 30, 2018 satisfactory to the Lenders, and (ii) the occurrence of an Event of Default (other than a Waived Default); provided (A) that the Third Draw Period shall not commence if any Event of Default (other than a Waived Default) has occurred and is continuing, and (B) further, in its request for a Term C Loan, Borrower shall provide written evidence satisfactory to Collateral Agent that Borrower is in compliance with its obligations under Section 6.10.

“Western Alliance Bank Cash Collateral Account” means account number ending in 7736 held at Western Alliance Bank securing Borrower’s obligations with respect to a letter of credit issued by Western Alliance Bank.

3.8    Compliance Certificate. Exhibit C of the Loan Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

4.    Limitation of Waivers Amendment.

4.1    The waivers and amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1    Immediately after giving effect to this Amendment (a) except as provided to Lenders in a written disclosure on June 27, 2018 (the “Disclosure Letter”), the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Waived Defaults has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, in the case of Invitae and Patientcrossroads, and pursuant to the First Amendment to Loan and Security dated February 26, 2018, in the case of each other Borrower, are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Release by Borrower.

6.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing existing or arising from the beginning of time through and including the date of execution of this Amendment.

6.2    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

6.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

6.5    Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:

(a)    Except as expressly stated in this Amendment, neither Collateral Agent, the Lenders nor any agent, employee or representative of any of them has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)    Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)    The terms of this Amendment are contractual and not a mere recital.

(d)    This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold each harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of: (i) this Amendment by each party hereto; (ii) Borrower’s payment of the Second Amendment Fee; and (iii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

BORROWER:

INVITAE CORPORATION		COMBIMATRIX MOLECULAR DIAGNOSTICS, INC.

By:	/s/ Shelly D. Guyer	By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer	Name:	Shelly D. Guyer
Title:	CFO	Title:	CFO

PATIENTCROSSROADS, INC.		COMBIMATRIX CORPORATION

By:	/s/ Shelly D. Guyer	By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer	Name:	Shelly D. Guyer
Title:	CFO	Title:	CFO

GOOD START GENETICS, INC.		OMMDOM INC.

By:	/s/ Shelly D. Guyer	By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer	Name:	Shelly D. Guyer
Title:	CFO	Title:	CFO

[Signature Page to Second Amendment to Loan and Security Agreement]

SCHEDULE A

EXISTING DEFAULTS

Default	Deadline or Period
Failure to have a Responsible Officer execute the delivered Compliance Certificates required by Section 6.2(b) of the Loan Agreement	All periods prior to the Second Amendment Effective Date

Failure to provide Control Agreements in favor of Collateral Agent for (i) the SVB Cash Collateral Accounts ending in 259, 7412 and 7675, (ii) the Western Alliance Bank Cash Collateral Account, and (iii) the Bank of America Collection Collateral Account, in each case, by March 28, 2018 in violation of Section 6.6(b) of the Loan Agreement (as in effect prior to the date hereof) and Section 6.1 of the First Amendment to Loan and Security Agreement dated as of February 26, 2018	March 28, 2018

Failure to deliver a Landlord Waiver for Ommdom’s leased location at 1701 N Market St., Ste 445, Dallas, TX by April 12, 2018 in violation of Section 6.11 of the Loan Agreement (as in effect prior to the date hereof) and Section 6.2 of the First Amendment to Loan and Security Agreement dated as of February 26, 2018	April 12, 2018

Failure to deliver a Landlord Waiver for Good Start’s leased location at 236 Putnam Avenue, Cambridge, MA, by April 12, 2018 in violation of Section 6.11 of the Loan Agreement (as in effect prior to the date hereof) and Section 6.2 of the First Amendment to Loan and Security Agreement dated as of February 26, 2018	April 12, 2018

Failure to deliver a Landlord Waiver for CombiMatrix’s leased location at 300 Goddard, Suites 100 and 150 and 310 Goddard, Suites 100 and 150, Irvine, CA by April 12, 2018 in violation of Section 6.11 of the Loan Agreement (as in effect prior to the date hereof) and Section 6.2 of the First Amendment to Loan and Security Agreement dated as of February 26, 2018	April 12, 2018

Transfers pursuant to that certain License and Service Agreement by and between Borrower and KEW, Inc., dated as of March 15, 2018 subject to Sections 7.1 and/or 7.7 of the Loan Agreement	N/A

Failure to provide prompt notice of the items in the Disclosure Letter to the Collateral Agent and Lenders in violation of Section 6.9 of the Loan Agreement or to disclose such items in the Compliance Certificate for the month ending April 30, 2018	N/A

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	INVITAE CORPORATION, PATIENTCROSSROADS, INC., GOOD START GENETICS, INC., OMMDOM INC., COMBIMATRIX CORPORATION AND COMBIMATRIX MOLECULAR DIAGNOSTICS, INC.

The undersigned authorized officer (“Officer”) of INVITAE CORPORATION, PATIENTCROSSROADS, INC., GOOD START GENETICS, INC., OMMDOM INC., COMBIMATRIX CORPORATION and COMBIMATRIX MOLECULAR DIAGNOSTICS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of March 15, 2017 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)    Borrower is in complete compliance for the period ending                      with all required covenants except as noted below;

(b)    There are no Events of Default, except as noted below;

(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements and “DashBoard” report	Monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements Annual Financial	Within 120 days after FYE or within 5 days of filing with SEC		Yes	No	N/A

3)	Projections/Budget (prepared on a quarterly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

Financial Covenants

	Covenant	Requirement	Actual		Compliance
1)	Accessioned Test Volumes (trailing six-month basis and tested quarterly)	At least 87.5% of projections		%	Yes	No

	Revenues (trailing six-month basis and tested quarterly)	At least 87.5% of projections		%	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?				Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?				Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than One Hundred Thousand Dollars ($100,000.00)?				Yes	No

4)	Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.				Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

INVITAE CORPORATION

By
Name:
Title:

Date:

PATIENTCROSSROADS, INC.

By
Name:
Title:

Date:

GOOD START GENETICS, INC.

By
Name:
Title:

Date:

OMMDOM INC.

By
Name:
Title:

Date:

COMBIMATRIX CORPORATION

By
Name:
Title:

Date:

COMBIMATRIX MOLECULAR DIAGNOSTICS, INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No